As filed with the Securities and Exchange Commission on October 1, 1997
                                              Registration No. _________________
================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        _______________________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                   GRAND PRIX ASSOCIATION OF LONG BEACH, INC.
            (Exact name of registrant as specified in it's charter)

                    CALIFORNIA                        95-2945353
          (State or other jurisdiction             (I.R.S. Employer
        of incorporation or organization)        Identification Number)

                   3000 PACIFIC AVENUE, LONG BEACH, CA  90806
             (Address of Principal Executive Office, including Zip)

                     GRAND PRIX ASSOCIATION OF LONG BEACH
                1996 EMPLOYEE AND DIRECTOR STOCK INCENTIVE PLAN
                           (Full title of the Plan)


                        CHRISTOPHER R. POOK, PRESIDENT
                  GRAND PRIX ASSOCIATION OF LONG BEACH, INC.
                              3000 PACIFIC AVENUE
                             LONG BEACH, CA  90806
                    (Name and Address of Agent for Service)

                                (562) 981-2600
         (Telephone number, including area code, of agent for service)

                                 CALCULATION OF REGISTRATION FEE

===================================================================================================================================
    Title of                                      Proposed Maximum          Proposed maximum
securities to be          Amount to be             offering price              aggregate                  Amount of
  registered             registered (1)            per share (2)             offering price          registration fee (2)
Common Stock             400,000 shares                 $16.75                  $6,700,000                 $2,030.30

===================================================================================================================================

NOTES: (1) Plus such indeterminate number of additional shares of Common Stock as may be required in the event of a stock dividend, reverse stock split, or combination of shares, recapitalization or any other change in the Company's capital stock.

        (2) The registration fee was calculated pursuant to Rule 457(h) based on the average of the bid and asked price for the Company's securities as of September 30, 1997.

INTRODUCTION

The Registrant is filing this Form S-8 Registration Statement in order to register 400,000 shares of Common Stock which were authorized to be issued under the Grand Prix Association of Long Beach 1996 Employee and Director Stock Incentive Plan (the "Plan").

PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

*Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act and the Note to Part I of Form S-8.


PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE. The following documents are incorporated by reference in this Registration Statement:

  (a) The Prospectus of Grand Prix Association of Long Beach, Inc. dated June 24, 1996 filed with the Securities and Exchange Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933.

  (b) The Registrant's Form 8-K filed July 10, 1996, regarding the acquisition of Memphis Motorsports Park.

  (c) The Registrant's annual report on Form 10-KSB for fiscal year ended June 30, 1996 as filed with the Securities and Exchange Commission on November 14, 1996.

  (d) The Registrant's Form 8-K filed September 18, 1996 regarding the addition of Neil Matlins to the Board of Directors.

  (e) The Registrant's quarterly report on Form 10-QSB for fiscal quarter ended September 30, 1996 as filed with the Securities and Exchange Commission on November 14, 1996.

  (f) The Registrant's Form 8-K filed December 18, 1996 regarding the change of Registrant's fiscal year end to November 30.

  (g) The Registrant's annual report on Form 10-KSB for the transition period from July 1, 1996 through November 30, 1996 filed February 28, 1997, as amended by Form 10-KSB/A filed April 8, 1997 and Form 10-KSB/A2 filed Augsut 15, 1997.

  (h) The Registrant's quarterly report on Form 10-QSB for the fiscal quarter ended February 28, 1997 as filed with the Securities and Exchange Commission on April 11, 1997.

  (i) The Registrant's Form 8-K filed with the Securities and Exchange Commission on September 11, 1997 regarding the sale of 630,000 shares of its unregistered common stock.

  (j) The Registrant's quarterly report on Form 10-QSB for the fiscal quarter ended May 31, 1997 as filed with the Securities and Exchange Commission on July 15, 1997.

  (k) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 since fiscal year ended June 30, 1996.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and or 15(d) of the Exchange Act prior to filing a post-effective amendment which indicates that the securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in the document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.  The class of securities to be offered is registered under
Section 12 of the Securities Exchange Act of 1934, as amended.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant's Articles of Incorporation and Bylaws contain provisions limiting the personal liability of directors to the Registrant or its shareholders and indemnifying directors, officers, employees and agents of the Registrant for actions, in their capacity as such, to the fullest extent permitted by law. In August, 1994 each of the then existing non-employee directors of the Registrant entered into indemnification agreements with the Registrant pursuant to which the Registrant agreed to indemnify the non-employee directors against expenses incurred by a non-employee director arising out of any act or omission of the director arising out of his duties as a director of the Registrant. In September, 1996, the Registrant entered into similar agreements with two new non-employee directors. The Registrant has directors and officers liability insurance. Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. At present there is no pending or threatened litigation involving a director, officer, employee or agent of the Registant where indemnification will be required or permitted. The Registrant knows of no threatened litigation or proceeding which may result on a claim of indemnification by any director, officer, employee or agent.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.


ITEM 8.  EXHIBITS.

4.1 Grand Prix Association of Long Beach 1996 Employee and Director Stock Incentive Plan (incorporated by reference to Exhibit 10.5 to Registrant's Registration Statement on Form SB-2).

4.2 Registrant's Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 and 3.2 to Registrant's Registration Statement on Form SB-2).

4.3 Registrant's Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 4.3 to Registrant's Registration Statement on Form S-8 filed March 11, 1997).

4.4 Registrant's Certificate of Correction of Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 4.4 to Registrant's Registration Statement on Form S-8 filed March 11, 1997).

4.5 Bylaws (incorporated by reference to Exhibit 3.3 to Registrant's Registration Statement on Form SB-2).

5.3  Opinion of counsel.

23.6 Consent of counsel (included as part of opinion filed as Exhibit 5.3)

23.7 Consent of Arthur Andersen LLP.

ITEM 9.  UNDERTAKINGS.

  (a) The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the Plan not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1934, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person or the Registrant in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Long Beach, State of California, on September 26, 1997.

                                       GRAND PRIX ASSOCIATION
                                       OF LONG BEACH, INC.



                                       By: /s/ Christopher R. Pook
                                          ----------------------------------
                                       Christopher R. Pook
                                       Chairman of the Board,
                                       Chief Executive Officer and President


Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


     Signature                   Title                             Date
     ---------                   -----                             ----


/s/ Christopher R. Pook   Chairman of the Board,             September 26, 1997
-----------------------    President and Chief
CHRISTOPHER R. POOK        Executive Officer (Principal
                           Executive Officer)


/s/ James P. Michaelian   Chief Operating Officer and        September 26, 1997
-----------------------    Director
JAMES P. MICHAELIAN


/s/ Ronald C. Shirley     Chief Financial Officer            September 26, 1997
-----------------------    (Principal Financial Officer)
RONALD C. SHIRLEY


/s/ Daniel Gurney         Director                           September 26, 1997
-----------------------
DANIEL GURNEY


/s/ James Sullivan        Director                           September 26, 1997
-----------------------
JAMES SULLIVAN


/s/ John R. Queen, III    Director                           September 26, 1997
-----------------------
JOHN R. QUEEN, III


/s/ Wayne Kees            Director                           September 26, 1997
-----------------------
WAYNE KEES

                                 EXHIBIT INDEX



The following exhibits to this Form S-8 are filed herewith:


EXHIBIT NO.                   EXHIBIT
-----------   ----------------------------------------

    1.1*      Form of Underwriting Agreement

    1.2*      Form of Warrant to L.H. Friend, Weinress, Frankson & Presson, Inc.

    3.1*      Restated Articles of Incorporation of the Company

    3.2*      Certificate of Correction of Restated Articles of Incorporation

    3.3*      By-laws of the Company

    4.1*      Form of Stock Certificate

    5.1* Opinion letter of Law Offices of Edward S. Gelfand regarding the legality of the securities registered

    5.3 Opinion of Valerie K. deMartino regarding the legality of the securities registered by the S-3 dated September 29, 1997

   10.1* Amended and restated Agreement dated September 15, 1996 between the Company and the City of Long Beach

   10.2* Official Organizer/Promoter Agreement dated April 5, 1995 between the Company and Championship Auto Racing Teams, Inc. (Certain confidential portions of this agreement have been deleted)

   10.3*      Agreement dated August 2, 1995 between the Company and Toyota
              Motor Sales, U.S.A., Inc. (Certain confidential portions of this agreement have been deleted)

   10.4*      1993 Stock Option Plan of the Company

   10.5*      1996 Employee and Director Stock Incentive Plan

   10.6* Employee Agreement dated as of May 16, 1996 between the Company and Christopher R. Pook

   10.7* Employment Agreement dated as of May 16, 1996 between the Company and James P. Michaelian

   10.8*      Agreement dated as of May 6, 1996 between the Company and Memphis
              International Motorsports Park and amendment thereto

   10.9*      Moral Obligation of State of Illinois dated May 1, 1996 to the
              Southwestern Illinois Development Authority regarding Taxable
              Sports Facility Revenue Bonds, Series 1996

   10.10* Redevelopment Agreement between the City of Madison, Illinois and the Company dated February 27, 1996

   10.11* U.S. Small Business Administration ("SBA") "504" Note (loan number CDC-L-GP-489638-30-08-LA) in the principal amount of $750,000 made by the Company to Long Beach Local Development
              Corporation

   10.12*     Short Form Deed of Trust and Assignment of Rents dated July 20,
              1992 (92-2037097) between the Company, as trustor, and Long Beach
              Local Development Corporation, as beneficiary, and Assignment of said Deed of Trust (92-2037098) to SBA

   10.13* Development Company 504 Debenture dated December 16, 1992 in the principal amount of $750,000 made by Long Beach Local Development
              Corporation to fund the SBA loan to the Company

   10.14*     Loan Agreement dated June 20, 1992 made between Long Beach
              Development Corporation and the Company with respect to SBA loan to the Company

   10.15*     Promissory Note dated June 30, 1992 made by the Company to Harbor
              Bank in the principal amount of $814,000

   10.16*     Deed of Trust dated June 30, 1992 (92-1214039) between the
              Company, as trustor, and Harbor Bank, as beneficiary, securing
              $814,000 note

   10.17*     Three Tier Bonus Plan of Company

   10.18*     Revolving Line of Credit Agreement with West Pointe Bank and Trust
              Company dated February 24, 1995, as amended by Extension/Modification Agreement dated February 24, 1996

   10.19* Memorandum of Understanding dated February 26, 1996 by and between the United States of American, Gateway International Motorsports
              Corporation and BBJJ Land Trust

   10.20*     Form of Stock Option Agreement for 1993 Stock Option Plan

   10.21*     Lease Agreement dated as of June 12, 1996 by and between Helen M.
              Bergfield, trustee and Gateway International Motorsports
              Corporation

   10.22*     Lease Agreement dated as of April 1, 1996 by and between Ruth C.
              Franke and Gateway International Motorsports Corporation

   10.23*     Lease Agreement dated as of June 1, 1996 by and between Joseph E.
              Trover and Gateway International Motorsports Corporation

   10.24*     Form of Loan Agreement by and between Southwestern Illinois
              Development Authority and Gateway International Motorsports
              Corporation

   10.25*     Form of Guaranty Agreement made by the Company and Automotive
              Safety & Transportation Systems, Inc. to Magna Trust Company,
              Trustee, dated as of May 1, 1996

   10.26*     Form of Mortgage and Security Agreement by and between Gateway
              International Motorsports Corporation, as mortgagor and Southwestern Illinois Development Authority, as mortgagee dated as of May 1, 1996

   10.27*     Indenture of Trust dated as of May 1, 1996 by Southwestern
              Illinois Development Authority, as mortgagee dated as of May 1,
              1996

   10.28* Form of Tax Escrow Agreement to be entered into between the City of Madison, Illinois, Magna Trust Company, as escrow agent and Gateway International Motorsports Corporation

   10.29***   Sanction Application and Agreement Form - NASCAR Busch Series,
              Grand National Division between the National Association for Stock
              Car Racing, Inc. and Applicant, dated December 17, 1996

   10.30***   Official Sanction Application Under the Rules and Regulations of
              USAC, between United States Auto Club and Applicant, dated
              November 18, 1996

   10.31***   Sanction Agreement Application for National Championship Stock
              Cars between Automobile Racing Club of America and Applicant, dated November 25, 1996

   10.32****  Stock Purchase Agreement, dated August 8, 1997, between Midwest
              Facility Investments, Inc., and Grand Prix Association of Long
              Beach, Inc.

   10.33****  Registration Rights Agreement, dated August 8, 1997, between
              Midwest Facility Investments, Inc., and Grand Prix Association of
              Long Beach, Inc.

   10.34****  Stock Purchase Agreement, dated August 8, 1997, between Penske
              Motorsports, Inc., and Grand Prix Association of Long Beach, Inc.

   10.35****  Registration Rights Agreement, dated August 8, 1997, between
              Penske Motorsports, Inc., and Grand Prix Association of Long
              Beach, Inc.

   10.36****  Right of First Refusal Agreement, dated August 8, 1997 between
              Midwest Facility Investments, Inc., Penske Motorsports, Inc. and various shareholders.

   21.*       Subsidiaries of Registrant

   23.6       Consent of Counsel (Included as part of opinion filed as Exhibit
              5.3)

   23.7       Consent of Arthur Andersen LLP.

--------------------

* Incorporated herein by reference to the Company's Registration Statement on Form SB-2 filed with the Commission on May 17, 1996, as amended on June 24, 1996.

**   Included as part of Exhibit 23.1 filed herewith.

*** Incorporated herein by reference to the Company's Form 10-KSB/A filed April 8, 1997.

**** Incorporated herein by reference to the Company's Form 8-K filed September
     11, 1997.